Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Susan Freedman
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6562
(Name, address and telephone number of agent for service)

Cenveo Corporation
(Issuer with respect to the Securities)
Delaware	84-1250534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Canterbury Green 201 Broad Street Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

______________________

See Table of Additional Registrants

11.5% Senior Notes Due 2017
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

The following, other than Cenveo, Inc., which wholly owns Cenveo Corporation, are direct or indirect wholly owned subsidiaries of Cenveo, Inc. and are expected to guarantee the debt securities.  The address, including zip code, and telephone number, including area code, of each of the co-registrants is One Canterbury Green, 201 Broad Street, Stamford, Connecticut, 06901, (203) 595-3000.

Exact Name of Additional Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cenveo, Inc.	Colorado	84-1250533
CNMW Investments, Inc.	Delaware	87-0795828
Cenveo Commercial Ohio, LLC	Colorado	20-2017825
Cenveo Government Printing, Inc.	Colorado	04-3671149
Cenveo Services, LLC	Colorado	20-0186643
Discount Labels, LLC	Indiana	35-1119834
Cenveo Omemee LLC	Delaware	N/A
Colorhouse China, Inc.	Colorado	20-1298678
RX JV Holding, Inc.	Delaware	13-4350642
CRX JV, LLC	Delaware	74-3197673
CRX Holding, Inc.	Delaware	13-4350639
Rx Technology Corp.	Delaware	20-1151536
PC Ink Corp.	Delaware	20-1976458
Cenveo NIC, Inc.	Georgia	04-3672563
Cadmus Printing Group, Inc.	Virginia	54-1770795
Washburn Graphics, Inc.	North Carolina	56-1063805
Cadmus Journal Services, Inc.	Virginia	54-0157890
Cadmus Financial Distribution, Inc.	Virginia	54-1816339
Cadmus Technology Solutions, Inc.	Virginia	58-2202553
Garamond/Pridemark Press, Inc.	Maryland	52-0786405
Cadmus Delaware, Inc.	Delaware	13-4341386
Cadmus UK, Inc.	Virginia	54-2032531
Expert Graphics, Inc.	Virginia	54-1114775
Cadmus Marketing Group, Inc.	Virginia	54-1770793
Cadmus Direct Marketing, Inc.	North Carolina	56-1672605
Cadmus Interactive, Inc.	Georgia	58-2172821
Cadmus Marketing, Inc.	Virginia	54-1630635
Cadmus/O’Keefe Marketing, Inc.	Virginia	54-1819514
Old TSI, Inc.	Georgia	58-1363016
Cadmus Investments, LLC	Delaware	81-0666802
Port City Press, Inc.	Maryland	52-0736485
Science Craftsman Incorporated	New York	13-2922794
Cadmus International Holdings, Inc.	Virginia	54-1770794
CDMS Management, LLC	Delaware	N/A
Vaughan Printers Incorporated	Florida	59-0932455
VSUB Holding Company	Virginia	54-1706917
Cenveo CEM, LLC	Delaware	13-4366523
Cenveo CEM, Inc.	Delaware	13-4366519
Madison/Graham ColorGraphics, Inc.	California	95-1761146
Madison/Graham ColorGraphics Interstate Services, Inc.	California	95-4887490
Commercial Envelope Manufacturing Co. Inc.	New York	13-1840023
CMS Gilbreth Packaging Systems, Inc.	Delaware	36-4181015
Envelope Product Group, LLC	Delaware	80-0669207
Impaxx, Inc.	Delaware	95-4587339
Rex 2010, LLC	Florida	59-2769876
136 Eastport Road, LLC	Delaware	94-3436726
Lightning Labels, LLC	Delaware	26-3947517
Nashua Corporation	Massachusetts	02-0170100
Nashua International, Inc.	Delaware	02-0430039
Cenveo McLaren Morris & Todd Company	Nova Scotia, Canada	N/A

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Massachusetts on the 20th of April, 2012.

By:	/s/ John G. Correia
John G. Correia
Account Manager, Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

John Walsh

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

John Walsh

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 20, 2012

By:	/s/ John G. Correia
John G. Correia
Account Manager, Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,960,499
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739
Total Assets	$330,470,810
Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902
Total Liabilities	$295,803,555
Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521
Total Equity Capital	$34,667,255
Total Liabilities and Equity Capital	$330,470,810